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                                                  EXHIBIT 5




                                        175 Broad Hollow Road
                                        Melville, New York  11747
                                        November 22, 1995




Olsten Corporation
175 Broad Hollow Road
Melville, New York  11747

                    Re:  Olsten Corporation ("Company")
                         Registration Statement on Form S-8
                         ("Registration Statement")
                         ----------------------------------

Dear Sirs:

          You have requested my opinion in connection with the filing by the Company of the Registration Statement under the Securities Act of 1933, as amended ("Act"), relating to the proposed issuance of up to 2,000,000 shares ("Shares") of the Company's Common Stock, par value $.10 ("Common Stock") issuable upon exercise of certain stock options granted or to be granted pursuant to the terms of the Company's 1994 Stock Incentive Plan, as amended and restated ("Plan").

          As Assistant General Counsel for the Company, I am familiar with its Restated Certificate of Incorporation, as amended, and By-Laws and have reviewed the various proceedings taken by the Company in connection with the authorization and reservation of shares of Common Stock for issuance upon exercise of stock options pursuant to the Plan.

          On the basis of the foregoing and having regard for legal considerations that I deem relevant, I am of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. When the Registration Statement has become effective under the Act and the Shares have been issued upon the exercise of stock options granted or to be granted under the Plan in accordance with the terms of the instruments pursuant to which such stock options were issued, the Shares will be legally and validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement being filed with the Securities and Exchange Commission under the Act by the Company and to the statements with respect to the undersigned under the caption "Item 5. Interest of Named Experts and Counsel." in the Registration Statement.





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Olsten Corporation
November 22, 1995
Page 2



          The undersigned is Vice President, Assistant General Counsel and Secretary of the Company, is a shareholder of the Company and holds incentive stock options granted under the Company's 1984 Incentive Stock Option Plan and the Plan.

                              Very truly yours,

                              /s/Laurin L. Laderoute, Jr.

                              Laurin L. Laderoute, Jr.